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                                  EXHIBIT 11

                    CAMERON ASHLEY BUILDING PRODUCTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (THOUSANDS)

                                                 THREE MONTHS ENDED JANUARY 31, 1998     THREE MONTHS ENDED JANUARY 31, 1997
                                                 -----------------------------------     -----------------------------------
                                                  INCOME        SHARES      PER-SHARE     INCOME        SHARES      PER-SHARE
                                                (NUMERATOR)  (DENOMINATOR)    AMOUNT    (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                                -----------  -------------    ------    -----------  -------------    ------
BASIC EPS
Income Available
  to common stockholders                            $640          9,321        $0.07      $1,423         9,062        $0.16
                                                                               -----                                  -----
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EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                       1,255                                  1,131
Effects of treasury stock method
(based on exercise proceeds and tax
benefits)                                                          (997)                                  (844)
                                                    ----          -----                   ------          -----

DILUTED EPS
Income available to common
stockholders assuming dilution                      $640          9,579        $0.07      $1,423          9,349       $0.15
                                                    ----          -----        -----      ------          -----       -----
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